UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : January 18, 2010
Commission File No. 000-52622

GREEN PLANET BIOENGINEERING CO., Ltd.
(Exact name of registrant as specified in its charter)

Delaware	37-1532842
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, FL 33180
(Address of principal executive offices)

(561) 542-2604
(Issuer telephone number)

(Former Name and Address)

ITEM 4.01	Change in Registrant’s Certifying Accountant

(a)  Dismissal of Independent Registered Public Accounting Firm

Effective January 22, 2010 PKF Hong Kong was dismissed as the independent registered public accounting firm for Green Planet Bioengineering Co., Inc.(the “Company”).  PKF has served as the auditors of the Company’s financial statements since the audit of the Company’s financial statements for the year ended December 31, 2007.  The decision to change auditors was approved by the Company’s Board of Directors.

The reports on the Registrant’s financial statements for each of the two fiscal years ending December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Prior to PKF’s dismissal, there were no disagreements with PKF Hong Kong on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PKF Hong Kong would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided PKF Hong Kong with a copy of this current report on Form 8-K/A and has requested PKF Hong Kong to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  Filed as Exhibit 16.2 to this current report on Form 8-K/A is PKF Hong Kong’s response letter, dated February 3, 2010.

(b)  Appointment of New Independent Registered Public Accounting Firm

Effective January 22, 2010, Jewett, Schwartz, Wolfe & Associates (“JSW”) was engaged to serve as the Company’s new independent registered public accounting firm. The Company nor any person on its behalf, has consulted with JSW with respect to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of a disagreement or a reportable event

The engagement of JSW as the Company’s new independent registered public accounting firm was approved by the Company’s Board of Directors.

EXHIBITS:

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:
EXHIBIT 16.2	PKF Hong Kong Response Letter to Securities and Exchange Commission dated February 3, 2010

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Planet Bioengineering Co. Limited

February 4, 2010	/s/ Min Zhao
Min Zhao Chief Executive Officer

EXHIBIT INDEX

Exhibits to this Form 8-K/A

Exhibit No.	Description
16.2	PKF Hong Kong Response Letter